Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

To: Export Development Canada

I consent to the use of my independent auditor’s report dated 28 February 2024 to the Minister of Export Promotion, International Trade and Economic Development on the consolidated financial statements of Export Development Canada, which comprise the consolidated statement of financial position as at 31 December 2023, and the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, and notes to the consolidated financial statements, including material accounting policy information, which is included in Export Development Canada’s Annual Report on Form 18-K for the fiscal year ended 31 December 2023 that is incorporated by reference in Export Development Canada’s Registration Statement under Schedule B of the Securities Act of 1933 to be filed with the U.S. Securities and Exchange Commission on the Electronic Data Gathering, Analysis and Retrieval system on 26 June 2024.

/s/ Normand Lanthier
Normand Lanthier, CPA, CA
Principal for the Auditor General of Canada

Ottawa, Canada 26 June 2024